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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 30, 2017, with respect to the consolidated financial statements included in the Annual Report of Midstates Petroleum Company, Inc. on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statements of Midstates Petroleum Company, Inc. on Form S-8 (File No. 333-214213) and on Form S-1 (File No. 333-215602).

/s/ GRANT THORNTON LLP

Kansas City, Missouri
March 30, 2017

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM